8-UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 17, 2011

Intellicheck Mobilisa, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-15465	11-3234779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 Otto Street, Port Townsend, WA	98368
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (360) 344-3233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 17, 2011, the Intellicheck Mobilisa, Inc. and Subsidiaries (“Borrower”) announced it has entered into a Loan and Security Agreement (“Loan Agreement”) with Silicon Valley Bank (“Lender”).  Pursuant to the Loan Agreement, the Lender and the Borrower agreed to the following terms:

•	Revolving Credit Facility based on borrowing formula up to a lesser of $2,000,000 or 80% of eligible accounts receivable, as defined in the Loan Agreement.
•	Maturity of two years.
•	Secured by first priority perfected interest in all the Borrower’s assets.
•	Interest rate of WSJ Prime plus 1.25% while on Streamline Reporting (or WSJ Prime plus 1.75% while off Streamline Reporting) payable monthly.
•	Subject to a financial covenant that Tangible Net Worth will not be less than ($1,000,000).
•	Customary representations and warranties of the Borrower and customary events of default

The foregoing description of the Loan Agreement is a summary only and is qualified in its entirety by reference to the full text of the Loan Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information provided in Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Loan and Security Agreement, dated as of August 17, 2011, by and among the Company and Silicon Valley Bank.

99.1	Press Release dated August 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLICHECK MOBILISA, INC.

By:	/s/ Peter J. Mundy
Name: Peter J. Mundy
Title: Chief Financial Officer

Dated:  August 22, 2011